UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2016

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

                On January 20, 2016, Nation Energy Inc. (“Nation”) and Paltar Petroleum Limited (“Paltar”) entered into a First Amendment effective December 17, 2015 (the “First Amendment”) to the Third Amended and Restated Agreement dated August 30, 2015 between the parties (the “Third Amended Agreement”). The First Amendment (i) extends certain deadlines for certain actions set forth in the Third Amended Agreement, (ii) provides further information concerning certain Additional Earning Agreements (as defined in Item 3 of the Third Amended Agreement) (the “Additional Earning Agreements”), and (iii) adds a requirement for Paltar to deliver to Nation certain financial statements.

                The First Amendment moved the deadlines listed on Items 3 (Nation issuing common shares under certain circumstances to Paltar and referred to as “Earning Agreement Shares”), 11 (establishment of an escrow agreement and escrow agent for the Earning Agreement Shares), and 18(b) (registration of common stock upon certain events) of the Third Amended Amendment from December 17, 2015 to February 9, 2016.

The First Amendment further states that on December 31, 2015, or any other date the parties mutually agree upon, Nation and Palter will enter into the Additional Earning Agreements that will convey to Nation Australia, on terms substantially similar to the original Earning Agreements, six additional graticular blocks selected by Nation in Exploration Permit 136, three additional blocks in each of Exploration Permits 143 and 231, eight additional blocks in Exploration Permit 234, and seven additional blocks in Exploration Permit 237, in exchange for the consideration specified in each Additional Earning Agreement.

The First Amendment also added to the Third Amended Agreement a provision that Palter has no later than February 8, 2016 to deliver to Nation consolidated financial statements for Paltar’s three most recently completed fiscal years, as audited by a PCAOB approved auditor in US GAAP, together with such additional fiscal period financial statements as may be required under SEC regulations.

                On December 28, 2015, Paltar and Nation Energy (Australia) Pty Ltd. (“Nation Australia”) executed a document to be effective as of December 17, 2015 to amend the six Earning Agreements executed between the parties dated August 30, 2015 (the “Earning Agreements”) to provide for an increase the time frame for the issuance of the Share Consideration and payment of the Cash Consideration in each of the six Earning Agreements. The six Earning Agreements are referenced in the Third Amended and Restated Agreement and regard Exploration Permits 136, 143, 231, 232, 234, and 237 issued by the Northern Territory of Australia. Each of the six Earning Agreements referenced in the document were amended to state that on February 9, 2016, Nation would issue 600,000,000 of its common shares to Paltar. Paltar agreed to certain restrictions regarding the transfer of the shares which are defined in the amendment to the Third Amended Agreement. The document also amended each of the six Earning Agreements to state that Nation has no later than March 31, 2016 to pay by wire transfer to Paltar the sum of AUD$769,143.00 under each Earning Agreement, for an aggregate payment of AUD$4,614,858.00.

                On December 28, 2015, Officer Petroleum Pty Ltd (“Officer”) and Nation Australia executed a document to be effective as of December 17, 2015 to amend the EP 468 Earning Agreement dated August 30, 2015 (the “EP 468 Agreement”) to provide for an increase the time frame for the issuance of the Share Consideration and payment of the Cash Consideration in the EP 468 Agreement. The EP 468 Agreement is referenced in the Third Amended and Restated Agreement and regards Exploration Permit 468 issued by the Government of Western Australia. The EP 468 Agreement referenced in the document was amended to state that on February 9, 2016, Nation would issue 600,000,000 of its common shares to Officer’s corporate parent, Paltar. Paltar has agreed to certain restrictions regarding the transfer of shares which are defined in the amendment to the Third Amended Agreement. The document also amended the EP 468 Agreement to state that Nation has no later than March 31, 2016 to pay by wire transfer to Paltar the sum of AUD$769,143.00. A provision also included in the amendment states the entire agreement becomes void if Nation does not pay Paltar the sum required for the permits listed above.

Item 9.01  Financial Statements and Exhibits.

10.1  First Amendment to Third Amended and Restated Agreement dated effective December 17, 2015 between Nation Energy Inc. and Paltar Petroleum Limited.

10.2  First Amendment to EP 468 Earning Agreement dated effective December 17, 2015 between Officer Petroleum Pty Ltd and Nation Energy (Australia) Pty Ltd.

10.3  Master Amendment to Six Earning Agreements dated effective December 17, 2015 between Paltar Petroleum Limited and Nation Energy (Australia) Pty Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

/s/          Carmen J. Lotito

By:  Carmen J. Lotito

        Vice President

Date:  January 27, 2016

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